UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2025

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 Mercantile Dr.
Fort Worth, Texas 76137

(Address of principal executive offices) (Zip Code)

(518) 535-9125

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 12, 2025, Vroom, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). A total of 4,643,281 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were present in person or represented by proxy at the Meeting, representing approximately 89.93 percent of the Company’s outstanding Common Stock as of the April 17, 2025 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025.

Item 1 — Election of eight directors for a term of office ending at the annual meeting of stockholders to be held in 2026.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert J. Mylod, Jr.	4,552,204	4,596	86,481
Timothy M. Crow	4,486,539	70,261	86,481
Michael J. Farello	4,552,168	4,632	86,481
Robert R. Krakowiak	4,550,133	6,667	86,481
Laura G. O’Shaughnessy	4,552,158	4,642	86,481
Matthew J. Pietroforte	4,552,161	4,639	86,481
Nikul Patel	4,552,179	4,621	86,481
Thomas H. Shortt	4,550,052	6,748	86,481

Item 2 — Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
4,638,243	4,386	652	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
4,541,392	12,341	3,067	86,481

Based on the foregoing votes, the director nominees listed under Item 1 were elected and Items 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: June 13, 2025	By:	/s/ Jonathan Sandison
Jonathan Sandison
Chief Financial Officer